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                                                             Exhibit 4.2



                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is entered into as of April 6, 2001, by and among Aperian, Inc., a Delaware corporation (the "Company") and the parties named on the signature pages hereto ("Sellers").

                                    RECITALS:

         A. The Company and FOURTHSTAGE TECHNOLOGIES, INC., an Arizona corporation ("Fourthstage") are parties to that certain Merger Agreement dated the date hereof (the "Merger Agreement"), pursuant to which Fourthstage is being merged with and into a wholly-owned subsidiary of the Company.

         B. Pursuant to the terms of the Merger Agreement, the consideration that the shareholders of Fourthstage are to receive in the Merger is in the form of (i) certain cash amounts, (ii) shares of the Company's Series A, 18% cumulative convertible redeemable preferred stock, par value $.01 per share ("Preferred Stock"), and (iii) shares of the Company's common stock, par value $.01 per share ("Common Stock").

         C. Pursuant to the terms of the Merger Agreement, the Company has agreed to register the shares of Common Stock together with any other Common Stock issued if and when the Preferred Stock is converted into Common Stock in accordance with applicable laws and not otherwise received by the Seller thereunder pursuant to the terms and conditions set forth herein (collectively, "Merger Shares").

                                   AGREEMENTS:

         NOW, THEREFORE, for valuable consideration received and to be received pursuant to this Agreement and the Merger Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Definitions. As used herein, the following terms shall have the meanings indicated.

         "Commission" means the Securities and Exchange Commission.

         "Company Securities" means, collectively, the Common Stock and the Preferred Stock received by the Sellers in the Merger.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller" shall mean each of the holders of record of share of common stock of Fourthstage immediately prior to the Merger or any holder of such shares who may obtain beneficial interest in and to such shares following the Merger.


Registration of Rights Agreement - Page 1
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         Other terms used in this Agreement shall have the definitions for such terms set forth in the Merger Agreement unless otherwise defined herein.

         1. Registration of Common Stock. The Company shall use its best efforts to prepare and file with the Commission a registration statement on Form S-3 (or if Form S-3 or a successor form is not then available to the Company, on such form of registration statement as is then available) to effect a registration of the Common Stock (the "Registration Statement") to register all of the Merger Shares together with any other shares of Common Stock held by the Sellers after the Closing, ("Registrable Securities") for resale by the Sellers in non-underwritten, market transactions within forty-five (45) days following the Closing, and shall also use its best efforts to cause the Registration Statement to become effective as soon as practicable after such filing but in no event later than one-hundred twenty (120) days of the Closing. The number of shares of Common Stock initially included in such Registration Statement shall equal the number of shares of Common Stock issued to the Sellers at the Closing plus the number of shares of Common Stock that are then issuable upon conversion of the Preferred Stock. The Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule
416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock to prevent dilution resulting from stock splits, stock dividends or similar transactions, and to the extent necessary such Registration Statement shall be amended from time to time to cover additional Registrable Securities of the Sellers. The Company shall amend the Registration Statement after the Closing, as necessary, to include Common Stock acquired by Sellers that are affiliates of the Company. If circumstances or causes beyond the reasonable control of the Company should arise, then there shall be no liability assessed against the Company for the failure to either file or make effective the Registration Statement within such time frame as specified above. The Company shall, at least ten (10) business days before filing such Registration Statement, provide a draft to the Shareholder Agent and any counsel designated in writing by the Shareholder Agent for review and comment.

         2. Continuation of Registration. The Company shall use its best efforts to keep the Registration Statement effective including promptly preparing and filing with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until such date when either all of the Registrable Securities have been sold by the Sellers pursuant thereto or, by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, the Registrable Securities are no longer required to be registered for the resale thereof by the Sellers in ordinary market transactions without imposition of any volume limitations (the "Registration Period") and the Company shall furnish the Sellers copies of any such supplement or amendment promptly after its being used or filed with the Commission. The Company shall promptly furnish to Seller and its agent such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act as such Seller or its agent may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by such Seller.

         3. Blue Sky Clearance. The Company shall use its best efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as


Registration of Rights Agreement - Page 2
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any Seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Seller to consummate the disposition in such jurisdictions of the Registrable Securities owed by such Seller; provided, however, that the Company shall not be required to (i) qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented, (ii) subject itself to general taxation in any such jurisdiction, (iii) provide any undertakings that cause the Company undue burden or expense or (iv) make any change in its charter or bylaws.

         4. Additional Agreements of the Company. (a) The Company shall promptly inform each Seller when any stop order has been issued with respect to the Registration Statement including a Registration Statement under Section 7 hereof and use its best efforts to promptly cause such stop order to be withdrawn; and
(b) cause all such Registrable Securities to be listed or authorized for quotation on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed on or quoted.

         5. Prospectus Requirement. The Company shall notify each Seller whose shares are registered on a Registration Statement including a Registration Statement under Section 7 hereof at any time when a prospectus relating to any Registrable Securities covered by such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly file such amendments and supplements as may be necessary so that, as thereafter delivered to such Sellers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and use its best efforts to cause each such amendment and supplement to become effective.

         6. Registration Expenses. The Company shall bear all expenses in connection with its performance of or compliance with this Agreement and the registration of the Registrable Securities pursuant to the Registration Statement, other than (i) fees and expenses, if any, of counsel of other advisers to the Sellers or any of them, or (ii) broker's commissions and discounts or fees of any nature relating to such sales.

         7.       Piggyback Registration.

                  (a) Subject to the provisions of this Agreement, if the Company proposes to file a registration statement under the Securities Act, including a Registration Statement pursuant to Section 1, with respect to an underwritten offering of any equity securities by the Company for its own account or for the account of any of its equity holders (other than a registration statement on Form S-4 or S-8 or any substitute form that may be adopted by the Commission or any registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing security holders), then the Company shall give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable (but in no event less than thirty (30) days before the anticipated initial filing date of such registration


Registration of Rights Agreement - Page 3
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statement), and such notice shall offer such holders the opportunity to register such number of Registrable Securities as each such holder may request (a "Piggyback Registration"). Subject to Subsection 7(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities requested to be included in the registration for such offering; provided; however, that such request shall be received by the Company within fifteen (15) days after the receipt of the Company's notice of such Piggyback Registration. The Company may at any time withdraw or cease proceeding with such registration. Each holder of Registrable Securities shall be permitted to withdraw all or part of such holder's Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

                  (b) The Company shall use all commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering under Subsection 7(a) ("Piggyback Securities"), to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, the Company shall not be required to include any holder's Piggyback Securities in such offering unless such holder accepts the terms of the underwriting agreement between the Company and the managing underwriter or underwriters and otherwise complies with the provision of Section 13 below. In all other offerings that are underwritten, if the managing underwriter or underwriters of such proposed underwritten offering advise the Company in writing that in their opinion the total amount of securities, including Piggyback Securities, to be included in such offering is sufficiently large to cause a material adverse effect to the price or success of the offering (a "Registration Material Adverse Effect"), then in such event the securities to be included in such offering shall be allocated first to the Company, second, to the selling equity holders originally demanding such registration pursuant to registration rights that they acquired prior to the Closing, and then, to the extent that any additional securities can, in the opinion of such managing underwriter or underwriters, be sold without such Registration Material Adverse Effect, pro rata among the holders of Piggyback Securities and other selling equity holders holding piggyback registration rights that they acquired prior to the Closing, on the basis of the number of outstanding shares of Common Stock requested to be included in such registration by each such holder.

         8. Transfer of Registrable Securities. Each Seller agrees that it will not effect any disposition of Registrable Securities except as contemplated in the Registration Statement or as otherwise in compliance with applicable securities laws, and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding the Seller or its plan of distribution. Without limitation, the Seller understands that (i) it may not use Registrable Securities to cover a short position in shares of the Company's Common Stock created prior to the effective date of the Registration Statement, and (ii) it must deliver a prospectus in connection with any short sale of the Registrable Securities unless it is exempt from such requirement.


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         9.       Indemnification.  For the purpose of this Section 9:

                  (a) the term "Selling Stockholder" shall include the Seller, its officers, directors, agent and/or trustees and any affiliate or controlling person of such Seller or any permitted assign hereunder;

                  (b) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Sections 1 or 7; and

                  (c) The term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission of a material fact, or arise out of any failure by the Company to fulfill any agreement, covenant or undertaking contained herein and the Company will reimburse such Selling Stockholder for any reasonable legal or other documented expense reasonably incurred, as such expenses are incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim damage or liability arises out of, or is based upon, (i) an untrue statement made in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in the Registration Statement (which shall be deemed to include in the Registration Statement Questionnaire (as hereinafter defined and the information set forth in the plan of distribution section of the prospectus to the extent that it relates to the distribution of such Selling Shareholder's Registrable Securities), (ii) the failure of such Selling Stockholder to comply with the covenants and agreements contained herein respecting transfer of sale of Registrable Securities or to which such Selling Stockholder may otherwise be subject, or
(iii) any statement or omission in any prospectus of which such Selling Stockholder is notified or that is corrected in any subsequent prospectus that was delivered to such Selling Stockholder prior to the pertinent sale or sales by such Selling Stockholder. The Company shall also not be liable for amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without the prior written consent of the Company.

         Each Selling Stockholder agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in


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respect thereof) arise out of, or are based upon, or any failure by such Selling
Stockholder to comply with the covenants and agreements contained herein, or any untrue statement of a material fact or any omission or alleged omission of a material fact contained in the Registration Statement if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Selling Stockholder specifically for use in the Registration Statement. Each Selling Stockholder will reimburse the Company (or such officer, director or controlling person, as the case may be), for any legal or other documented expenses reasonably incurred in investigating, defending or preparing to defend any such action proceeding or claim. Each Selling Stockholder agrees that the information regarding such Selling Stockholder or its officers, directors and affiliates and its intended plan of distribution of the Registrable Securities set forth in the Registration Statement questionnaire (as completed by each Seller, the "Registration
Statement Questionnaire"), or included from time to time in the Registration Statement (including without limitation the plan of distribution section of the Registration Statement) shall be deemed to be written information furnished to the Company by or on behalf of the Seller specifically for use in the Registration Statement. The foregoing indemnification shall be limited in amount as to each Selling Stockholder to the proceeds received by such Selling Stockholder upon the sale of Registrable Securities.

         Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 9, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action; provided, however, that any failure by an indemnified person to notify an indemnifying person shall not relieve the indemnifying person from its obligations hereunder except to the extent that the indemnifying person is materially prejudiced thereby. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume and control the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties hereunder.

         If the indemnification provided for in this Section 9 from the indemnifying person would be applicable by its terms but is otherwise unavailable, as determined by a court of applicable jurisdiction, to an indemnified person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying person, in lieu of indemnifying such indemnified person, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages and liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying person and indemnified persons


Registration of Rights Agreement - Page 6
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in connection with the actions which resulted in such losses claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying person and indemnified person shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying person or indemnified person, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 9, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9, no Selling Stockholder shall be required to contribute any amount in excess of the dollar amount of the proceeds received by such Selling Stockholder upon the sale of such Selling Stockholder's Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         10. Termination of Conditions and Obligations. Any conditions imposed by this Agreement or the Merger Agreement upon the transferability of Registrable Securities shall cease and terminate as to any particular number of Registrable Securities when such Registrable Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement, or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

         11. Continued Availability of Information. So long as the Registration Statement is effective covering the resale of Registrable Securities owned by the Sellers, the Company will furnish to each Seller:

                  (a) as soon as practicable after available (but in the case of the Company's Annual Report to Stockholders, within 120 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a firm of certified public accounts), (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-KSB or Form 10-K, as applicable, (iii) any quarterly reports to stockholders, and if not included in substance in its quarterly reports to stockholders, its quarterly reports on Form 10-QSB or Form 10-Q, as applicable, and (iv) a full copy of the Registration Statement (the foregoing, in each case, excluding exhibits);


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                  (b) upon the reasonable request of a Seller or its agent, all exhibits excluded by the parenthetical to subparagraph (a)(iv) of this
         Section 11 and all other information that is made available to shareholders generally; and

                  (c) upon the reasonable request of a Seller or its agent, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses; and the Company, upon the reasonable request of a Seller or its agent, will meet with the Seller or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement and will otherwise cooperate with any Seller conducting an investigation for the purpose of reducing or eliminating such Seller's exposure to liability under the Securities Act, including the reasonable production at the Company's headquarters of non-confidential information (and, upon execution of a confidentiality agreement satisfactory to the Company, confidential information).

         12. Reports under Exchange Act. With a view to making available to the Sellers the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Seller to sell Registrable Securities to the public without registration, and with a view to making it possible to register the Registrable Securities pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep available public information, as understood and defined in Rule 144, at all times;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to a Seller owning any Registrable Securities or its agent upon reasonable request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose Registrable Securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably required in availing any Seller of Registrable Securities of any rule or regulation of the Commission which permits the selling of any such Registrable Securities without registration or pursuant to such form.

         13. Participation in Underwritten Registrations. No holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder (i) agrees to sell such holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the person entitled to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.


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         14.      Miscellaneous.

                  (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given other than as initially agreed upon in writing by the Company and Sellers holding at least a majority of the Registrable Securities.

                  (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

                     If to any Seller to:      c/o Kevin P. Craig
                                               3030 North 3rd Street, Suite 910
                                               Phoenix, Arizona 85012
                                               Facsimile: (602) 776-0885

                     If to the Company to:     Aperian, Inc.
                                               1800 Valley View Lane, Suite 400
                                               Dallas, Texas 75234
                                               Attn:  Peter Lorenzen
                                               Facsimile: (469) 522-6062

                  (c) Successors and Assigns. No Seller shall assign any rights or benefits under this Agreement without the prior written consent of the Company.

                  (d) Counterparts. This Agreement may be executed in a number of identical counterparts and it shall not be necessary for the Company and the Sellers to execute each of such counterparts, but when each has executed and delivered one or more of such counterparts, the several parts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each in accordance with the terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

                  (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

                  (g) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect


Registration of Rights Agreement - Page 9 and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid and unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

                  (h) Entire Agreement. This Agreement is intended by the Company and the Sellers as a final expression of their agreement and is intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Company and the Sellers with respect to such subject matter.

                  (i) Third Party Beneficiaries. Other than indemnified parties not a party hereto, this Agreement is intended for the benefit of the Company and the Sellers and their respective successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                            [Signature Page Follows]


Registration of Rights Agreement - Page 10

                                 SIGNATURE PAGE



APERIAN, INC.


By: __________________________________
Printed Name:_________________________
Title:________________________________



SELLER:


______________________________________


By: __________________________________
Printed Name:_________________________
Title:_______________________________




Registration of Rights Agreement - Page 11

--------------------------------------
Name: Chris Donahue


--------------------------------------
Name: Kevin P. Craig


--------------------------------------
Name: Lee Collins


--------------------------------------
Name: Dave Drabo


--------------------------------------
Name: Mark Weiss


--------------------------------------
Name: Harry Weiss


--------------------------------------
Name: Farley Weiss


--------------------------------------
Name: Jeff Weiss


--------------------------------------
Name: Craig Weiss

Registration of Rights Agreement - Page 12

VAN DE VREDE FAMILY TRUST

By:
   -----------------------------------
Name:
Title:



TRIPLE FIVE INVESTMENTS

By:
   -----------------------------------
Name:
Title:



REGENT NET LLC

By:
   -----------------------------------
Name:
Title:


Registration of Rights Agreement - Page 13